Exhibit 99.1

News Release

For Immediate Release	For: Contact:	Whitehall Jewellers, Inc. John R. Desjardins Executive Vice President, Chief Financial Officer 312/762-9751

WHITEHALL JEWELLERS, INC. ANNOUNCES LOCATION FOR THE SPECIAL MEETING
OF STOCKHOLDERS ON JANUARY 25, 2006

Chicago, Illinois, January 18, 2006 – Whitehall Jewellers, Inc. (OTC: JWLR.PK; the “Company”) announced today that the Company’s Special Meeting of Stockholders scheduled for January 25, 2006, will be held beginning at 10:00 AM, CST at the W Hotel Chicago City Center, 172 West Adams Street, Chicago, Illinois.
About Whitehall Jewellers
Whitehall Jewellers, Inc. is a national specialty retailer of fine jewelry, operating 376 stores in 38 states. The Company has announced that it intends to close a number of stores in the near term. The Company operates stores in regional and super regional shopping malls under the names Whitehall Co. Jewellers, Lundstrom Jewelers and Marks Bros. Jewelers.